Exhibit 10.25

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY	Date Approved	February 27, 2026
	Department	Legal Department

PLUG POWER INC.

THIRD AMENDED & RESTATED

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

As adopted by the Plug Power Inc. Board of Directors February 27, 2026

The purpose of this Third Amended & Restated Non-Employee Director Compensation Policy (the “Policy”) of Plug Power Inc. (the “Company”) is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of the Company or its subsidiaries (“Outside Directors”). This Policy will become effective as of the date it is adopted by the Board of Directors (the “Board”) of the Company (the “Effective Date”). In furtherance of the purpose stated above, all Outside Directors shall be paid compensation for services provided to the Company as set forth below:

Cash and Stock Retainers

Annual Retainer for Board Membership:

For general availability and participation in meetings and conference calls of the Board:

$200,000 for the Chair; and

$165,000 for the Lead Director; and

$60,000 for other Board members.

Additional Annual Retainers for Committee Membership:

Audit Committee Chair:	$25,000

Audit Committee member (other than Chair):	$20,000

Compensation Committee Chair:	$20,000

Compensation Committee member (other than Chair):	$10,000

Corporate Governance and Nominating Committee Chair:	$15,000

Corporate Governance and Nominating Committee member (other than Chair):	$10,000

Strategy and Financing Committee (Chair):	$15,000

Strategy and Financing Committee (Other than Chair):	$10,000

Regulatory Affairs Committee (Chair):	$15,000

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY	Date Approved	February 27, 2026
	Department	Legal Department

Regulatory Affairs Committee (Other than Chair):	$10,000

Committee member retainers are in addition to retainers for members of the Board. No additional compensation will be paid for attending individual meetings of the Board or committees thereof.

Annual retainers for service on the Board and committees of the Board are paid quarterly in arrears, pro-rated based on the number of actual days served by the director during such calendar quarter and are paid fifty percent (50%) in cash and fifty percent (50%) in unrestricted common stock of the Company; provided, however, that Outside Directors may elect at any time to receive up to one hundred percent (100%) of their annual retainers for service on the Board and committees of the Board in unrestricted common stock; provided, further, that any such election must be made during an open trading window period while the Outside Director is not in possession of any material non-public information relating to the Company. Notwithstanding the foregoing, an Outside Director who has met and continues to satisfy the applicable stock ownership guideline under the Company’s Director and Officer Stock Ownership Guidelines may elect to receive up to one hundred percent (100%) of his or her annual retainers in cash (and a correspondingly reduced percentage in unrestricted common stock), provided that such election is made during an open trading window period while the Outside Director is not in possession of any material non-public information relating to the Company. As a condition to such election, the Outside Director must certify in writing to the Chair of the Compensation Committee that he or she satisfies the applicable stock ownership guideline and must promptly notify the Chair of the Compensation Committee if at any time thereafter the director’s ownership falls below the required guideline. If the Outside Director no longer satisfies the applicable stock ownership guideline, the default fifty percent (50%) cash and fifty percent (50%) unrestricted common stock payment structure shall automatically resume for subsequent quarterly payments unless otherwise determined by the Compensation Committee. The number of shares of unrestricted common stock issued will be determined by dividing (A) the amount of the annual retainer to be received in unrestricted common stock by (B) the Fair Market Value (as defined in the Company’s 2021 Stock Option and Incentive Plan) of the Company’s common stock on the issuance date. Any shares of common stock granted as annual retainers shall be granted automatically without further resolution by the Compensation Committee of the Board (the “Compensation Committee”) or the Board.

Equity Retainers

Initial Award: Upon initial election or appointment to the Board, each Outside Director will automatically, without further resolution by the Compensation Committee or the Board, receive an initial, one-time award of a non-qualified stock option with a Value (as defined below) of $225,000 (the “Initial Award”), which shall vest in full on the one-year anniversary of the date of grant; provided, however, that all vesting shall cease if the director ceases to have a Service Relationship (as defined in the Company’s 2021 Stock Option and Incentive Plan), unless the

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY	Date Approved	February 27, 2026
	Department	Legal Department

Board determines in its discretion that the circumstances warrant continuation of vesting. The Initial Award shall expire ten years from the date of grant, and shall have a per share exercise price equal to the Fair Market Value of the Company’s common stock on the date of grant.

Annual Award: On the date of each Annual Meeting of Stockholders of the Company (the “Annual Meeting”), each continuing Outside Director, other than a director receiving an Initial Award as a result of such Outside Director’s initial election or appointment to the Board at such Annual Meeting, will automatically, without further resolution by the Compensation Committee or the Board, receive an annual equity award with a Value of $225,000 (the “Annual Award”). Each Annual Award will be fifty percent (50%) in the form of a non-qualified stock option and fifty percent (50%) in the form of restricted common stock and each such award will vest in full on the first anniversary of the date of grant; provided, however, that all vesting shall cease if the director ceases to have a Service Relationship, unless the Board determines in its discretion that the circumstances warrant continuation of vesting. The stock option portion of each Annual Award shall expire ten years from the date of grant, and shall have a per share exercise price equal to the Fair Market Value of the Company’s common stock on the date of grant.

Value: For purposes of this Policy, “Value” means with respect to (i) any stock option award, the grant date fair value of the option (i.e., Black-Scholes Value) determined in accordance with the reasonable assumptions and methodologies employed by the Company for calculating the fair value of options under Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718; and (ii) any award of restricted stock, the product of (A) the closing price on the NASDAQ Capital Market (or such other market on which the Company’s common stock is then principally listed) of one share of the Company’s common stock on the grant date, and (B) the aggregate number of shares of common stock underlying such award.

Sale Event Acceleration

All outstanding Initial Awards and Annual Awards held by an Outside Director shall become fully vested and exercisable or nonforfeitable upon a Sale Event (as defined in the Company’s 2021 Stock Option and Incentive Plan).

Expenses

The Company will reimburse all reasonable out-of-pocket expenses incurred by Outside Directors in attending meetings of the Board or any committee thereof.

Compensation Limits

The aggregate amount of compensation, including both equity compensation and cash compensation, paid by the Company to any Outside Director in a calendar year for services as an Outside Director shall not exceed $950,000 (or such other limit as may be set forth in Section 3(e) of the Company’s 2021 Stock Option and Incentive Plan, as amended, or any similar

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY	Date Approved	February 27, 2026
	Department	Legal Department

provision of a successor plan). For this purpose, the “amount” of equity compensation paid in a calendar year shall be determined based on the grant date fair value thereof, as determined in accordance with FASB ASC Topic 718 or its successor provision, but excluding the impact of estimated forfeitures related to service-based vesting conditions.

Rule 16b-3 Exemption

Automatic grants of unrestricted common stock, stock options and restricted stock awards provided for under this Policy are intended to and shall qualify for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, for a formula plan that has been approved by the Board.